Exhibit 99.1



Cyan Mallard Creek
Charlotte, NC

INVESTOR PRESENTATION **September 2026**

INDEPENDENCE REALTY TRUST

RECENT OPERATIONAL UPDATES

Lease rate growth accelerating through 2026 with occupancy stable at ~95%

3Q26 operating trends and performance to date are consistent with expectations embedded in 2026 guidance(2)

Lease-over-lease rent growth — like-term leases(1)

Effective Rate	1Q26	2Q26	3Q26 QTD(1)	Δ vs. 2Q26
New Lease	(4.0)%	(2.7)%	**(0.6)%**	**+210 bps**
Renewal	3.2%	4.1%	**4.6%**	**+50 bps**
Blended	0.7%	1.3%	**2.8%**	**+150 bps**

Lease-over-lease rent growth — all leases(1)

Effective Rate	1Q26	2Q26	3Q26 QTD(1)	Δ vs. 2Q26
New Lease	(5.1)%	(2.1)%	**(1.8)%**	**+30 bps**
Renewal	3.4%	4.6%	**5.1%**	**+50 bps**
Blended	(0.5)%	1.6%	**2.1%**	**+50 bps**
Avg. Occupancy	95.2%	95.0%	**~95.0%**	Stable

3Q26 Updates

- New lease trade-outs (like-term) were **breakeven for the month of August**.
- Concessions continue to decline: **~29%** of new leases carried a concession in July–August (vs. ~46% in Q1–Q2), and the average concession fell to **~$1,330** (vs. ~$1,620 in Q1–Q2).
- Gross asking rents holding steady at **~$1,550**/month; proprietary data science continues to optimize rates on new and renewal leases.
- Occupancy stable at **~95.0%**, consistent with our strategy of prioritizing rate over occupancy.

(1) Same-store portfolio; lease-over-lease effective rent growth. Like-term leases compare new leases to prior leases of similar term; all leases is the basis for our blended lease rate growth guidance. See definitions and non-GAAP reconciliations in our SEC filings. 3Q26 QTD statistics are through 9/23/26.
(2) Based on 2026 guidance provided August 3, 2026. See "Forward-Looking Statements."

2026 OPERATING METRICS SCORECARD

Q3 2026 Results Tracking In-Line with Full-Year Guidance, Positioning IRT to Enter 2027 With Solid Momentum

SS Revenue Growth: accelerating in the second half as expected, supported by solid operating fundamentals including further Wi-Fi contribution and improving rent spreads as follows:

Metric	FY 2026 Guidance[2]	1H 2026 Actual	Recent Updates
Average Occupancy	**95.1%**	**95.2%**	**QTD[1] ~95%,** stable
Blended Lease Rate Growth (all leases)	**1.5%**	**0.8%**	**QTD[1] ~2.1%,** with continued improvement heading into 4Q
Other Property Income Growth	**9%**	**7%**	**3Q estimated ~13%,** driven by continued Wi-Fi rollout

1. QTD operating statistics are through 9/23/26.
2. Based on 2026 guidance provided August 3, 2026. See "Forward-Looking Statements."

FORWARD LOOKING STATEMENTS

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance and our expectations with respect to our results for the quarter ended September 30, 2026 and the second half of 2026. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, delays in the completion of, and failure to achieve anticipated benefits of, our projects with our joint venture partners, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our Value Add initiatives and failure to achieve rent increases and occupancy levels on account of the Value Add initiatives, unexpected impairments or impairments in excess of our estimates, new and/or increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the impacts from a new or prolonged U.S. government shutdown, the impacts from existing and/or future U.S. foreign policy decisions including the involvement of the U.S. in foreign disputes and foreign wars, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.